LOAN AGREEMENT


                 FLEET NATIONAL BANK, a Bank of America Company

                      $5,000,000 REVOLVING CREDIT FACILITY

                                       and

                $20,000,000 ACQUISITION REVOLVING CREDIT FACILITY

                                   PROVIDED TO

                           NATIONAL DENTEX CORPORATION

                                  June 30, 2004





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                               Table of Contents




                                                                   Page

1. The Credit Facility; Advances. .................................  1
   (a) The Credit Facility.........................................  1
   (b) Advances....................................................  1

2. Interest; Payments; Fees; Borrowing. ...........................  2
   (a) Interest....................................................  2
   (b) Payments....................................................  2
   (c) Additional Payments.........................................  3
   (d) Notice of Borrowing.........................................  4
   (e) Special Provisions Governing Loans..........................  4
   (f) Increased Capital Costs.....................................  9
   (g) Taxes.......................................................  9

3. Letters of Credit. ............................................. 10
   (a) Issuance.................................................... 10
   (b) Notice of Proposed Issuance................................. 10
   (c) Conditions to Issuance...................................... 10
   (d) Expiry Dates................................................ 11
   (e) Drawings.................................................... 11
   (f) Reimbursement by the Borrower............................... 11
   (g) Exculpatory Provisions...................................... 11
   (h) Indemnification by Borrower................................. 12

4. Definitions..................................................... 12

5. Representations and Warranties.................................. 19
   (a) Organization................................................ 19
   (b) Authority................................................... 19
   (c) Approvals; Compliance with Statutes, Etc.................... 20
   (d) Valid Obligations........................................... 20
   (e) Assets...................................................... 21
   (f) Agreements.................................................. 21
   (g) Insurance................................................... 21
   (h) Litigation and Other Proceedings............................ 21
   (i) Labor Matters............................................... 21
   (j) ERISA....................................................... 21
   (k) Financial Statements........................................ 22
   (l) Projections................................................. 22
   (m) Taxes....................................................... 22
   (n) Investments................................................. 23
   (o) Investment Company.......................................... 23
   (p) Equity Structure............................................ 23

   (q) Indebtedness for Money Borrowed............................. 23
   (r) Patents, Copyrights and Trademarks.......................... 23
   (s) Representations Accurate.................................... 23

6. Covenants....................................................... 24
   (a) Payments.................................................... 24
   (b) Intentionally omitted....................................... 24
   (c) Financial Report. The Borrower will furnish to the Bank:.... 24
   (d) Other Financial Reports..................................... 25
   (e) Maintain Rights............................................. 25
   (f) No Transfers................................................ 26
   (g) No Mergers.................................................. 26
   (h) Payment of Taxes............................................ 27
   (i) Guaranties.................................................. 27
   (j) Agreements.................................................. 27
   (k) Investments................................................. 27
   (l) Property.................................................... 28
   (m) Books and Records........................................... 28
   (n) Notices..................................................... 28
   (o) Liens....................................................... 29
   (p) Modifications............................................... 30
   (q) Additional Indebtedness..................................... 30
   (r) Payments to Affiliated Persons.............................. 30
   (s) Consolidated Total Liabilities to Consolidated Tangible Net
       Worth Ratio................................................. 31
   (t) Fixed Charge Coverage Ratio................................. 31

7. Conditions of Closing........................................... 32
   (a) Line of Credit Notes........................................ 32
   (b) Warranties and Covenants.................................... 32
   (c) Closing Certificate......................................... 32
   (d) Financial Statements........................................ 32
   (e) Annual Report............................................... 32
   (f) No Adverse Change........................................... 32
   (g) Closing Fees and Legal Expenses............................. 33
   (h) Legal Opinions.............................................. 33
   (i) Projections................................................. 33
   (p) Other Documents............................................. 34

8. Conditions of Making Subsequent Advances........................ 34
   (a) Representations and Warranties.............................. 34
   (b) Performance................................................. 34
   (c) Acquisitions................................................ 34

9. Events of Default............................................... 36
   (a) Representations and Warranties.............................. 36
   (b) Covenants................................................... 36

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   (c) Acceleration................................................ 36
   (d) Loan Documents.............................................. 36
   (e) Voluntary Bankruptcy........................................ 36
   (f) Involuntary Bankruptcy...................................... 36
   (g) Seizure of Assets........................................... 37
   (h) Judgments................................................... 37
   (i) Liens....................................................... 37
   (j) Casualty Loss............................................... 37
   (k) Qualified Audit Report...................................... 37
   (l) Change of Control........................................... 37

10. Remedies. ..................................................... 38

11. Intentionally reserved. ....................................... 39

12. Miscellaneous. ................................................ 39
    (a) Waivers. .................................................. 39
    (b) Delays. ................................................... 39
    (c) Notices. .................................................. 39
    (d) Set-Off. .................................................. 40
    (e) Jurisdiction; Waiver of Jury Trial. ....................... 40
    (f) Usury. .................................................... 40
    (g) Execution. ................................................ 41
    (h) Governing Law. ............................................ 41
    (i) Fees; Indemnification. .................................... 41
    (j) Binding Nature. ........................................... 41
    (k) Assignment; Participations; Pledge to Federal Reserve. .... 42
    (l) Under Seal. ............................................... 43
    (m) Use of Proceeds. .......................................... 43
    (n) Confidentiality. .......................................... 43

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                                    Exhibits
                                    --------


Exhibit A              First Line of Credit Note

Exhibit B              Second Line of Credit Note

Exhibit C              Compliance Certificate

Exhibit D              Form of Joinder Agreement

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                                    Schedules
                                    ---------

Schedule 5(a)          Jurisdictions of Business Qualification of the Borrower

Schedule 5(b)          Authority

Schedule 5(c)          Approvals

Schedule 5(e)          Assets and Properties; Liens

Schedule 5(g)          Insurance

Schedule 5(h)          Litigation and Other Proceedings

Schedule 5(i)          Labor Matters

Schedule 5(n)          Investments

Schedule 5(p)          Equity Structure of Borrower

Schedule 5(q)          Indebtedness for Money Borrowed

Schedule 5(r)          Patents and Trademarks

Schedule 6(v)          Bank Accounts

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                               FLEET NATIONAL BANK
                               100 Federal Street
                           Boston, Massachusetts 02110


                                  June 30, 2004

David L. Brown, President and
 Chief Executive Officer
National Dentex Corporation
526 Boston Post Road
Wayland, MA 01778

          Re:     Loan Agreement

Dear Mr. Brown:

         This Loan Agreement (the "Agreement") is made as of June 30, 2004, by and between National Dentex Corporation, a Massachusetts corporation (the "Borrower"), and Fleet National Bank, a Bank of America company, organized and existing under the laws of the United States (the "Bank").

                  The Credit Facility; Advances.

                  The Credit Facility. The Credit Facility shall consist of the following:

     (i) a revolving line of credit (the "First Line of Credit") in an amount equal to $5,000,000, available until the day prior to, and due and payable on, the Termination Date (as hereinafter defined); the First Line of Credit shall include a sublimit for the issuance, on the terms and conditions set forth in this Agreement, of letters of credit for the Borrower's account, provided that the Bank's LC Exposure (as hereinafter defined) at any time shall not exceed $1,500,000. Advances under the First Line of Credit may be used by the Borrower for its general corporate purposes, to refinance existing indebtedness and for the issuance of Letters of Credit.

     (ii) a revolving line of credit (the "Second Line of Credit") in an amount equal to $20,000,000, available until the day prior to, and due and payable on, the Termination Date. (The First Line of Credit and the Second Line of Credit may collectively hereinafter be referred to as the "Lines of Credit.") Advances under the Second Line of Credit may be used by the Borrower solely to fund acquisitions by the Borrower in accordance with Section 8 and the other terms and conditions hereof.

     (b) Advances.

     After the Closing, advances under the Lines of Credit may be made, from time to time, until the day prior to the Termination Date, in such amounts as the Borrower may request; provided that in the case of the First Line of Credit the aggregate principal amount of all advances at any time outstanding under the First Line of Credit (after giving effect to all amounts requested) plus the aggregate LC Exposure at such time, shall not exceed $5,000,000; and in the case of the Second Line of Credit, the aggregate principal amount of all advances at any time outstanding under the Second Line of Credit (after giving effect to all amounts requested) shall not exceed $20,000,000, provided that any such advances under the Second Line of Credit are subject to the provisions set forth in
Section 8(c) and 6(k) hereof; and provided, further, that at the time the Borrower requests an advance under the Lines of Credit and after giving effect to the making thereof, no Default or Event of Default has occurred and is continuing. Subject to the terms of this Agreement, advances under the First Line of Credit, once repaid, may be reborrowed; advances under the Second Line of Credit, once repaid, may be reborrowed, subject to the provisions set forth in Section 8(c) and 6(k) hereof. If at any time the outstanding principal amount of the advances under a Line of Credit exceeds the amount determined by reference to the limits set forth in the first sentence of this Section 1(b), the Borrower shall promptly pay an amount equal to such excess to the Bank.


     (2) Interest; Payments; Fees; Borrowing.

     (a) Interest. Each advance, from time to time, under either Line of Credit shall bear interest either (i) at an annual rate equal to the Prime Rate (as hereinafter defined) plus the Applicable Margin with respect thereto as in effect from time to time (in which case such advance shall be designated as a "Prime Rate loan"), (ii) at the option of the Borrower, at the LIBOR Lending Rate for the applicable Interest Period plus the Applicable Margin with respect thereto as in effect from time to time (in which case such advance shall be designated as a "LIBOR Rate loan"), or (iii) at the option of the Borrower, at the Cost of Funds Rate for the applicable Interest Period plus the Applicable Margin with respect thereto as in effect from time to time (in which case such advance shall be designated as a "Cost of Funds Rate loan"). If any such interest rate is unlawful, then the rate shall be the highest rate permitted under applicable law. Any amounts overdue under this Agreement shall bear interest at the annual rate (the "Post-Default Rate") of 2% above the Prime Rate, or, if such rate is unlawful, the highest rate permitted under applicable law. Interest shall be payable (i) in the case of Prime Rate loans, in arrears on the first (1st) Business Day of each month, (ii) in the case of LIBOR Rate loans and Cost of Funds Rate loans, on the Interest Payment Dates applicable thereto and (iii) in the case of any advance, when such advance shall be due (whether at maturity, by reason of prepayment or acceleration or otherwise) or converted, but only to the extent then accrued on the amount so due or converted. Interest at the Post-Default Rate shall be payable on demand. Each change in the rate of interest payable on the Prime Rate loans shall take effect simultaneously with the corresponding change in the Prime Rate.

     (b) Payments. All payments received by the Bank from the Borrower, except for the payments referred to in Subsection (c) below, shall be applied first to expenses due hereunder, then to accrued interest and then to principal. Upon the occurrence of an Event of Default hereunder, however, payments may be applied in such manner as the Bank may, in its sole discretion, determine. All computations of interest shall be made on the basis of a 360-day year. Advances under the Lines of Credit shall be evidenced by this Agreement, the records of the Bank and, with respect to the First Line of Credit, a promissory note in the form of Exhibit A hereto (the "First Line of Credit Note") and, with respect to the Second Line of Credit, a promissory note in the form of Exhibit B hereto (the "Second Line of Credit Note"), each due on the Termination Date (references in this Agreement to the term "Line of Credit Note" shall, except where the context does not otherwise permit, be deemed to apply to both the First Line of Credit Note and the Second Line of Credit Notes). The LC Reimbursement Obligations shall be evidenced by this Agreement, the records of the Bank and the Letters of Credit. The records of the Bank shall be prima facie evidence of the advances hereunder and the LC Reimbursement Obligations and, in each case, of accrued interest thereon and of all payments made in respect thereof.

     All payments due to the Bank hereunder or under the Line of Credit Notes shall be made in U.S. Dollars in immediately available funds at Fleet National Bank, 100 Federal Street, Boston, MA 02110 or at such other address as the Bank may designate by notice the Borrower. A payment to the Bank shall not be deemed to have been made on any day unless such payment shall have been received by the Bank, at such address, in U.S. Dollars in immediately available funds, no later than 12:00 noon (Boston time) on such day.

     If any payment under this Agreement becomes due and payable on a day that is not a Business Day and this Agreement does not otherwise provide for such contingency, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to any payment of principal, interest thereon shall be payable at the then applicable rate during any such extension.

     (c) Additional Payments. In addition to the amounts specified above, the Borrower shall pay to the Bank the following in connection with the Credit
Facility:

     (i) an unused facility fee equal to 1/8 of 1% per annum of the average unborrowed portion of the First Line of Credit (giving effect, without duplication, to the Bank's LC Exposure thereunder), such average to be computed for the three-month period preceding each Payment Date on which such unused facility fee is payable (or such longer or shorter period as has elapsed from the Closing Date to the first of such Payment Dates), payable quarterly in arrears on the last Payment Dates specified herein, commencing on the first such date following the Closing Date and on each Payment Date thereafter through the Termination Date (with the last such fee payable on the Termination Date);

     (ii) a facility fee of $10,000.00 per annum for the Second Line of Credit, payable annually in advance, commencing on the Closing Date and on each anniversary thereof;

     (iii) a Letter of Credit issuance fee equal to 1% of the original face amount of each Letter of Credit issued hereunder, payable at the time of issuance of such Letter of Credit; and

     (iv) an audit fee of $1,000 for each field audit of the Borrower's books and records performed by the Bank, up to a maximum of $1,000 in audit fees for each 12-month period.

     (d) Notice of Borrowing. Whenever the Borrower elects to obtain a LIBOR Rate loan or Cost of Funds Rate loan hereunder, it may request that the Bank provide quotes as of any specified date as to the LIBOR Lending Rate or Cost of Funds Rate loan for any or all Interest Periods, and the Bank shall promptly provide such quotes. The Borrower shall give the Bank prior telecopied or telephone notice, on a Business Day, (i) not later than 10:00 a.m. (Boston time) on the day of any advance with respect to a Prime Rate loan and (ii) not later than 10:00 a.m. (Boston time) at least two (2) Business Days prior to the day of any advance with respect to a LIBOR Rate loan or Cost of Funds Rate loan. Each such notice shall be irrevocable once given and shall specify the principal amount of the advance to be made, the date of the advance (which shall be a Business Day), whether each advance is to be maintained as a Prime Rate loan, Cost of Funds Rate loan or a LIBOR Rate loan, and in the case of a LIBOR Rate loan or Cost of Funds Rate loan, the Interest Period applicable thereto. If such notice is given by telephone, it shall be immediately confirmed in writing. In the event that the Borrower at any time fails in such notice to specify any of the information required by this subsection to be given with respect to a LIBOR Rate loan or Cost of Funds Rate loan, then the Borrower shall be deemed to have requested that the Bank make a Prime Rate loan. All advances hereunder shall be disbursed by the Bank not later than 12:00 noon (Boston time) on the requested date therefor, in U.S. Dollars in immediately available funds, by credit to the Borrower's operating account with the Bank.

     (e) Special Provisions Governing Loans. Notwithstanding any other provisions of this Agreement to the contrary, the following provisions shall govern with respect to any LIBOR Rate loans or Cost of Funds Rate loans (as applicable):

     (i) Repayment, Continuation and Conversion. Each LIBOR Rate loan or Cost of Funds Rate loan shall mature and become payable in full on the last day of the Interest Period relating thereto. Upon maturity, a LIBOR Rate loan or Cost of Funds Rate loan may be continued for an additional Interest Period or may be converted to a Prime Rate loan as provided in clause (ii) below.

     (ii) Continuation and Conversion Elections. Subject to the provisions hereof, the Borrower shall have the option (A) to convert at any time one or more integral multiples of $500,000 of its outstanding Prime Rate loans under the First Line of Credit into one or more LIBOR Rate loans or Cost of Funds Rate loans, (B) to convert at any time one or more integral multiples of $1,000,0000 of its outstanding Prime Rate loans under the Second Line of Credit into one or more LIBOR Rate loans or Cost of Funds Rate loans, (C) effective on and as of the expiration date of the Interest Period of a LIBOR Rate loan or Cost of Funds Rate loan, to continue such loan LIBOR Rate loan or Cost of Funds Rate loan, respectively, as such, with an equivalent or different Interest Period, or (D) effective on and as of the expiration date of the Interest Period of a LIBOR Rate loan or Cost of Funds Rate loan, to convert such loan to a Prime Rate loan; provided, however, that (x) a LIBOR Rate loan or Cost of Funds Rate loans may only be continued pursuant to clause (C) above if the outstanding principal amount of such loan equals or exceeds $500,000 in the case a LIBOR Rate loan or Cost of Funds Rate loan advanced under the First Line of Credit, or $1,000,000 in the case of a LIBOR Rate loan or Cost of Funds Rate loans advanced under the Second Line of Credit; (y) no portion of the outstanding principal amount of any advance may be converted to, or continued as, a LIBOR Rate loan or Cost of Funds Rate loan when any Default or Event of Default has occurred and is continuing; and (z) no portion of the outstanding principal amount of any LIBOR Rate loan or Cost of Funds Rate loan may be converted to a LIBOR Rate loan or Cost of Funds Rate loan, respectively, of a different duration if such LIBOR Rate loan or Cost of Funds Rate loan relates to any Hedging Obligations unless the maturity of the relevant Hedging Obligations has been appropriately adjusted in a manner satisfactory to the Bank. The Borrower shall deliver a notice of conversion/continuation to the Bank, on a Business Day, no later than 10:00 a.m. (Boston time) at least two (2) Business Days in advance of the proposed conversion/continuation date for a LIBOR Rate loan or a Cost of Funds Rate loan. A notice of conversion/continuation shall, in the case of a conversion to, or continuation of, a LIBOR Rate loan or a Cost of Funds Rate loan, be irrevocable and shall be given by the Borrower to specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) whether the loan to be converted/continued is a First or Second Line of Credit loan, (iii) the amount of the First or Second Line of Credit loan to be converted/continued,
(iv) (A) whether the First or Second Line of Credit loan to be converted/continued is a Prime Rate loan, Cost of Funds Rate loan or a LIBOR Rate loan, and (B) whether the First or Second Line of Credit loan into which such First or Second Line of Credit loan is converted/continued is to be a Prime Rate loan, Cost of Funds Rate loan or a LIBOR Rate loan, and (v) in the case of a conversion to, or a continuation of, a LIBOR Rate loan or Cost of Funds Rate loan, the requested Interest Period. In lieu of delivering the above-described notice, the Borrower may give the Bank telephonic notice by the required time of any proposed conversion/continuation; provided that such notice shall be immediately confirmed in writing. If the Borrower fails to give such notice with respect to a LIBOR Rate loan or Cost of Funds Rate loan at least two (2) Business Days before the last day of the then current Interest Period with respect thereto, the Borrower shall be deemed to have delivered to the Bank a notice to convert such loan into a Prime Rate loan and such loan shall, on such last day, automatically convert into a Prime Rate loan. Any notice of conversion/continuation given pursuant to this subsection shall be irrevocable on and after the date of delivery thereof to the Bank, and the Borrower shall be bound to convert or continue in accordance therewith.

     (iii) Determination and Notice of LIBOR Lending Rate or Cost of Funds Rate. Promptly after receipt of notice from the Borrower that it wishes to elect a LIBOR Rate loan or Cost of Funds Rate loan, the Bank shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the applicable LIBOR Lending Rate or Cost of Funds Rate, as applicable, which rate shall apply to the LIBOR Rate loans or Cost of Funds Rate loans, as applicable, for which an interest rate is then being determined for the applicable Interest Period, and shall promptly give notice thereof (in writing or by telephone and confirmed in writing) to the Borrower.

     (iv) Basis for Determining Interest Rate Inadequate. If the Bank shall have determined that:

     (A) U.S. Dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Bank in the London interbank market,

     (B) by reason of circumstances affecting the Bank in the London interbank market, adequate means do not exist for ascertaining the LIBOR Lending Rate applicable hereunder to LIBOR Rate loans of any duration, or

     (C) the LIBOR Lending Rate no longer adequately reflects the Bank's cost of funding LIBOR Rate loans of any duration,

then, upon notice from the Bank to the Borrower and until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, (1) the obligations of the Bank under this Agreement to make or continue any loans as, or to convert any loans into, LIBOR Rate loans of such duration shall forthwith be suspended and (2) each affected outstanding LIBOR Rate loan shall be converted into a Prime Rate loan on the last day of the then current Interest Period applicable thereto.


     (v) LIBOR Rate Lending Unlawful. If the Bank shall determine (which determination shall, upon notice thereof to the Borrower, be conclusive and binding on the Borrower, absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline (whether or not having the force of law) makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to make, continue or maintain any LIBOR Rate loan as, or to convert any loan into, a LIBOR Rate loan of a certain duration, the obligations of the Bank to make, continue, maintain or convert into any such LIBOR Rate loans shall, upon such determination, forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Rate loans of such type shall automatically convert into Prime Rate loans on the last day of the then current Interest Periods applicable thereto or sooner, if required by such law or assertion.

     (vi) Voluntary Prepayment of LIBOR Rate loans. LIBOR Rate loans in connection with which the Borrower has entered into Hedging Obligations with the Bank may not be prepaid; other LIBOR Rate loans may be prepaid only upon the terms and conditions set forth herein. The Borrower shall give the Bank, no later than 10:00 a.m. (Boston time), at least four (4) Business Days' notice of any proposed prepayment of any LIBOR Rate loans, specifying the proposed date of payment of such LIBOR Rate loans, and the principal amount to be paid. Each partial prepayment of the principal amount of LIBOR Rate loans shall be in an integral multiple of (x) $500,000 in the case of LIBOR Rate loans advanced under the First Line of Credit and (y) $1,000,000 in the case of LIBOR Rate loans advanced under the Second Line of Credit, and accompanied by the payment of all charges outstanding on such LIBOR Rate loans and of all accrued interest on the principal repaid to the date of payment.

         Borrower acknowledges that prepayment or acceleration of a LIBOR Rate loan during an Interest Period shall result in the Bank incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, all full or partial prepayments of LIBOR Rate loans shall be accompanied by, and the Borrower hereby promises to pay, on each date a LIBOR Rate loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all other sums then owing, an amount (the "LIBOR Prepayment Fee") determined by the Bank pursuant to the following formula:

                                    (1)     the then current rate for U.S.
                                            Treasury securities (bills on a
                                            discounted basis shall be converted
                                            to a bond equivalent) with a
                                            maturity date closest to the end of
                                            the Interest Period as to which
                                            prepayment is made, subtracted from

                                    (2)     the LIBOR Lending Rate applicable to
                                            the LIBOR Rate loan being prepaid,
                                            plus 1.5%.

                  If the result of this calculation is zero or a negative number, then there shall be no LIBOR Prepayment Fee. If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by:

                                    (3) the amount of the LIBOR Rate loan being
                                        prepaid.

                  The resulting amount shall be divided by:

                                    (4)     360

                   and multiplied by:

                                    (5)     the number of days remaining in the
                                            Interest Period as to which the
                                            prepayment is being made.

                   Said amount shall be reduced to present value calculated by using the referenced U.S. Treasury securities rate and the number of days remaining on the Interest Period for the LIBOR Rate loan being prepaid.

         The resulting amount of these calculations shall be the LIBOR Prepayment Fee.

     (vii) Indemnities. In addition to the LIBOR Prepayment Fee, the Borrower agrees to reimburse the Bank (without duplication) for any increase in the cost to the Bank, or reduction in the amount of any sum receivable by the Bank, in respect, or as a result of:

     (A) any conversion or repayment or prepayment of the principal amount of any LIBOR Rate loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2(e)(vi) or otherwise;

     (B) any loan not being made as a LIBOR Rate loan in accordance with the borrowing request therefor;

     (C) any LIBOR Rate loan not being continued as, or converted into, a LIBOR Rate loan in accordance with the continuation/conversion notice therefor; or

     (D) any costs associated with marking to market any Hedging Obligations that (in the reasonable determination of the Bank) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any LIBOR Rate loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 2(e)(vi) or otherwise.

         The Bank shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Bank for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower to the Bank within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Borrower understands, agrees and acknowledges the following: (i) the Bank does not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Rate loan; (ii) the LIBOR Rate may be used merely as a reference in determining such rate; and (iii) the Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Prepayment Fee, and other funding losses incurred by the Bank. Borrower further agrees to pay the LIBOR Prepayment Fee and other funding losses, if any, whether or not the Bank elects to purchase, sell and/or match funds.

     (viii) Increased Costs. If on or after the date hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (A) shall subject the Bank to any tax, duty or other charge with respect to its LIBOR Rate loans or Letters of Credit issued by it or its obligation to make LIBOR Rate loans or issue Letters of Credit, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its LIBOR Rate loans or any other amounts due under this Agreement in respect of its LIBOR Rate loans or the Letters of Credit or its obligation to make LIBOR Rate loans or issue Letters of Credit (except for the introduction of, or change in the rate of, tax on the overall net income of the Bank or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Bank is organized or in which the Bank's principal executive office is located); or

     (B) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting its LIBOR Rate loans or Letters or Credit issued by it or its obligation to make LIBOR Rate loans or issue Letters of Credit;

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any LIBOR Rate loan or issuing any Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank under this Agreement with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     (f) Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Bank, or person controlling the Bank, and the Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling person's capital as a consequence of its commitments or the loans made or Letters of Credit issued by the Bank is reduced to a level below that which the Bank or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Bank to the Borrower, the Borrower shall immediately pay directly to the Bank additional amounts sufficient to compensate the Bank or such controlling person for such reduction in rate of return. A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Bank may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

     (g) Taxes. All payments by the Borrower of principal of, and interest on, the loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Bank's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

     (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (ii)   promptly   forward  to  the  Bank  an  official   receipt  or  other
documentation   satisfactory  to  the  Bank  evidencing  such  payment  to  such authority; and

     (iii) pay to the Bank such additional amount or amounts as are necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required.

     Moreover, if any Taxes are directly asserted against the Bank with respect to any payment received by the Bank hereunder, the Bank may pay such Taxes and the Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Bank after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Bank would have received had such Taxes not been asserted.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

     3. Letters of Credit.

     (a) Issuance. The Bank agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit hereunder (each a "Letter of Credit") at the request of the Borrower from time to time prior to the date that is 30 days before the Termination Date; provided that, immediately after each such Letter of Credit is issued, (i) the LC Exposure shall not exceed $1,500,000, and (ii) the sum of the outstanding principal amount of all First Line of Credit loans plus the LC Exposure shall not exceed $5,000,000.

     (b) Notice of Proposed Issuance. With respect to each Letter of Credit, the Borrower shall give the Bank at least two (2) Business Days' prior notice (i) specifying the date such Letter of Credit is to be issued and (ii) describing the proposed terms of such Letter of Credit and the nature of the transactions to be supported thereby.

     (c) Conditions to Issuance. The Bank shall not issue any Letter of Credit unless:

     (i) such Letter of Credit shall be reasonably satisfactory in form and substance to the Bank,

     (ii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Bank shall have reasonably requested, and

     (iii) the conditions specified in Sections 7 and 8 shall have been satisfied at or prior to the time such Letter of Credit is to be issued.

     (d) Expiry Dates. No Letter of Credit shall have an expiry date later than the fifth (5th) Business Day before the Termination Date. Subject to the preceding sentence, each Letter of Credit issued hereunder shall expire on or before the anniversary of the date of such issuance; provided that the expiry date of any Letter of Credit may be extended from time to time at the Borrower's request and with the Bank's consent for a period not exceeding one year.

     (e) Drawings. If the Bank receives a demand for payment under any Letter of Credit issued by it and determines that such demand should be honored, the Bank shall (i) make such payment in accordance with the terms of such Letter of Credit and (ii) reasonably promptly notify the Borrower as to the amount paid by the Bank as a result of such demand and the date of such payment (an "LC Payment Date").

     (f) Reimbursement by the Borrower. If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the Bank for such amount together with any and all reasonable charges and expenses which the Bank may pay or incur relative to such drawing. Such reimbursement shall be due and payable on the relevant LC Payment Date or the date on which the Bank notifies the Borrower of such drawing, whichever is later; provided that, if such notice is given after 12:00 noon (Boston time) on the later of such dates, such reimbursement shall be due and payable on the next following Business Day (the date on which it is due and payable being an "LC Reimbursement Due Date").

     In addition, the Borrower agrees to pay, on the applicable LC Reimbursement Due Date, interest on each amount drawn under a Letter of Credit, for each day from and including the date such amount is drawn to but excluding such LC Reimbursement Due Date, at a rate per annum equal to the Applicable Margin with respect to the LIBOR Rate loans as in effect on such day. The Borrower also agrees to pay, on demand, interest on any overdue amount (including any overdue interest) payable under this subsection (f), for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, at a rate per annum equal to the sum of the Prime Rate for such day plus 2.0% (or, if such rate is unlawful, the highest rate permitted under applicable law).

     (g)  Exculpatory  Provisions.  The  obligations  of the Borrower under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Bank, any beneficiary of any Letter of

Credit or any other person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to the use of such Letter of Credit by such beneficiary. Neither the Bank nor any of its officers, directors, employees and agents shall be responsible for, and the obligations of the Borrower to reimburse the Bank for drawings pursuant to this
Section 3 (other than obligations resulting solely from the gross negligence or willful misconduct of the Bank) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the Bank against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit; or (iv) any dispute between or among the Borrower, any beneficiary of any Letter of Credit or any other person or any claims or defenses whatsoever of the Borrower or any other person against any beneficiary of any Letter of Credit. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Any action taken or omitted by the Bank in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding on the Borrower and shall not place the Bank under any liability to the Borrower.

     (h) Indemnification by Borrower. The Borrower agrees to indemnify and hold harmless the Bank from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which the Bank may reasonably incur (or which may be claimed against the Bank by any person whatsoever) by reason of or in connection with any execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit or any actual or proposed use of any Letter of Credit; provided that the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Bank in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) the Bank's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this subsection is intended to limit the obligations of the Borrower under any other provision of this Section 3.

     4. Definitions. All defined terms used in this Agreement which are not otherwise defined herein shall have the respective meanings assigned to them in the Loan Documents. For purposes of this Agreement and of the Loan Documents, the following additional definitions shall apply:

     (a)  The  term  "Affiliated   Person"  shall  mean  any  person  or  entity
controlling, controlled by or under common control with the Borrower.

     (b) The term "Anti-Terrorism Order" shall mean Executive Order No. 13,224 66 Fed Reg. 49,079 (2001) issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism).

     (c) The term "Applicable Margin" shall mean, for any Type of Loans, the percentage determined in accordance with the following table:

---------------------------- -------------------------- -------------------------- --------------------------
   Ratio of Consolidated         Prime Rate Loans           LIBOR Rate Loans       Cost of Funds Rate Loans
   Total Liabilities to
 Consolidated Tangible Net
           Worth
---------------------------- -------------------------- -------------------------- --------------------------
  Greater than 1.00:1.00                0%                        1.50%                      1.50%
---------------------------- -------------------------- -------------------------- --------------------------
   Less than or equal to                0%                        1.00%                      1.00%
1.00:1.00 but greater than
         0.50:1.00
---------------------------- -------------------------- -------------------------- --------------------------
   Less than or equal to                0%                        0.75%                      0.75%
         0.50:1.00
---------------------------- -------------------------- -------------------------- --------------------------

From the Closing Date through the date on which the Compliance Certificate for the fiscal quarter of the Borrower ending June 30, 2004, is required to be delivered pursuant to Section 6(d) hereof, the Applicable Margin shall be equal to 0% for Prime Rate Loans, and 0.75% for LIBOR Rate Loans and Cost of Funds Rate Loans. Thereafter, for purposes of determining the Applicable Margin, the Ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth will be tested quarterly, commencing with the fiscal quarter of the Borrower ending June 30, 2004, based on the Compliance Certificate required to be delivered pursuant to Section 6(d) with respect to such fiscal quarter. For purposes of determining the Applicable Margin, any interest rate change shall be effective on the first (1st) Business Day of the fiscal month following delivery of the Compliance Certificate required to be delivered pursuant to Section 6(d) is delivered to the Bank, together with a notice to the Bank (which shall be verified by the Bank) specifying any change in the Applicable Margin, and if the Borrower has failed to deliver the Compliance Certificate required to be delivered pursuant to Section 6(d), the Applicable Margin that would otherwise be in effect shall automatically be increased to the highest margin until such Compliance Certificate is delivered.

     (d) The term "Business Day" shall mean:

     (i) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Boston, Massachusetts;

     (ii) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any LIBOR Rate loan, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and
(ii) a London Banking Day; and

     when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Rate loan, any day which is a London Banking Day.

     (e) The term "Capital Expenditure" shall mean any payment made or required to be made, directly or indirectly, by the Borrower or any of its subsidiaries for the purpose of acquiring or constructing fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of the Borrower or any of its subsidiaries, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment agreement which is of such a nature that payment obligations of the Borrower thereunder would be required by GAAP to be capitalized and shown as liabilities on the consolidated balance sheet of the Borrower and its subsidiaries.

     (f) The term "Closing" shall mean a closing at which the Credit Facility is to be entered into as reflected herein.

     (g) The term "Closing Date" shall mean June 30, 2004.

     (h) The term "Consolidated Adjusted EBITDA" for any fiscal period shall mean an amount equal to Consolidated EBITDA for such fiscal period minus the sum of any amounts attributable to any of the following for such fiscal period: (i) income tax expense, (ii) Capital Expenditures funded internally by the Borrower and its subsidiaries, (iii) cash dividends or distributions in respect of the Borrower's capital stock, (iv) payments by the Borrower in respect of any repurchase, redemption, conversion or other retirement of any of the Borrower's capital stock, and (v) payments due by Borrower in respect of the deferred purchase price of assets pursuant to acquisitions permitted by Sections 8(c) and 6(k) hereunder, all as determined in accordance with GAAP to the extent applicable.

     (i) The term "Consolidated EBITDA" for any fiscal period shall mean an amount equal to Consolidated Net Income for such fiscal period, plus, to the extent deducted in determining Consolidated Net Income for such fiscal period, interest expense, income tax expense, depreciation expense and amortization expense incurred by the Borrower and its subsidiaries, on a consolidated basis, for such fiscal period, all as determined in accordance with GAAP. For purposes of determining Consolidated EBITDA for a division or separate operation, there shall be taken into account all income and expenses properly allocable to such division or operation, including corporate overhead, administrative costs, taxes and interest.

     (j) The term "Consolidated Net Income" for any fiscal period shall mean the net income or net loss, after deduction of or credit for applicable income taxes, of the Borrower and its subsidiaries, as such net income or net loss would be set forth on a consolidated income statement for such fiscal period prepared in accordance with GAAP; provided that there shall be excluded any items of gain which (i) are not ordinary by GAAP definition or (ii) are not a result of ordinary operations, as determined in the Bank's sole discretion.

     (k) The term "Consolidated Tangible Net Worth" on any date shall mean, for the Borrower and its subsidiaries on a consolidated basis, Shareholders' Equity on such date minus the sum of any amounts attributable to any of the following:
(i) goodwill, (ii) intangible items, including, but not limited to, unamortized debt discount and expense, future income tax benefits, patents, trade and service marks and names, copyrights and other intellectual property, and organizational or research and development expenses except prepaid expenses,
(iii) reserves not already deducted from assets in determining Shareholders' Equity, (iv) any equity investments in persons that are not subsidiaries of the Borrower and (v) any write-up in the book value of assets resulting from any revaluation thereof subsequent to December 31, 2003, all as determined in accordance with GAAP.

     (l) The term "Consolidated Total Liabilities" shall mean all liabilities of the Borrower and its subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrower and its subsidiaries and all other Indebtedness of the Borrower and its subsidiaries, whether or not so classified.

     (m) The term "Cost of Funds Rate" means the per annum rate of interest which Bank is required to pay, or is offering to pay, for wholesale liabilities of like tenor, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by Bank.

     (n) The term "Default" shall mean any condition or event that, with the giving of notice or lapse of time, or both, would, unless cured or waived, become an Event of Default.

     (o) The term "Fixed Charge Coverage Ratio" shall mean as of the end of any fiscal quarter of the Borrower the ratio of (x) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending with such fiscal quarter, determined in accordance with GAAP, to (y) the sum of (A) the aggregate amount of principal payments of Indebtedness of the Borrower or any of its subsidiaries scheduled to have been made during such period plus (B) the aggregate amount of interest expense of the Borrower or any of its subsidiaries for such period.

     (p) The term "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

     (q) The term "Hedging Obligation" shall mean all liabilities of the Borrower to the Bank under interest rate swap agreements or any other agreements or arrangements designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

     (r) The term "Indebtedness" shall mean, with respect to any person, (i) all indebtedness or other obligations of such person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness or other obligations of any other person for borrowed money or for the deferred purchase price of property or services in respect of which such person is liable, contingently or otherwise, to pay or advance money or property as guarantor, endorser or otherwise (except as endorser for collection in the ordinary course of business), or which such person has agreed to purchase or otherwise acquire, and (iii) all lease obligations of such person which are required, in accordance with GAAP, to be capitalized on the books of the lessee.

     (s) The term "Indebtedness for Money Borrowed" on any date shall mean (x) all outstanding Indebtedness of the Borrower or any of its subsidiaries, current or funded, secured or unsecured, incurred in connection with borrowings or the making available of credit or funds, (y) all Indebtedness of the Borrower or any of its subsidiaries issued, incurred or assumed in respect of the purchase price of property, except for trade accounts payable incurred in the ordinary course of the Borrower's business consistent with the policies of the Borrower on which interest is not being accrued and which are payable within 90 days of the statement date of such trade accounts payable, and which have not been outstanding longer than 90 days from the statement date of such trade accounts payable, and (z) all capitalized lease obligations (as defined by GAAP) of the Borrower or any of its subsidiaries.

     (t) The term "Insolvent" shall mean, with respect to any person, when any of the following events shall have occurred in respect of such person: death, dissolution, termination of existence, business failure, insolvency, appointment of a receiver for any part of the property of, an assignment for the benefit of creditors by, or a commencement of any proceedings under any bankruptcy or insolvency law or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension by or against, such person.

     (u) The term "Interest Period" shall mean, with respect to any (1) LIBOR Rate loan:

     (i) initially, the period beginning on (and including) the date on which such LIBOR Rate loan is made or continued as, or converted into, a LIBOR Rate loan pursuant to Section 2(d) or Section 2(e)(ii) and ending on (but excluding) the day which numerically corresponds to such date 30, 60, 90, or 180 days thereafter, in each case as the Borrower may select in its notice pursuant to
Section 2(d) or Section 2(e)(ii); and

     (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate loan and ending 30, 60, 90, or 180 days thereafter, as selected by the Borrower by irrevocable notice to the Bank not less than two (2) Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, however, that:

     (A) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five
(5) different dates;

     (B) Interest Periods commencing on the same date for LIBOR Rate loans comprising part of the same advance under this Agreement shall be of the same duration;

     (C) Interest Periods for LIBOR Rate loans in connection with which Borrower has entered into a Hedging Obligation with the Bank shall be of the same duration as the relevant periods set under such Hedging Obligation;

     (D) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day;

     (E) no Interest Period may end later than the Termination Date; and

     (F) no Interest Period may be selected when a Default or an Event of Default has occurred and is continuing;

     (2) with respect to any Cost of Funds Rate loan:

     (i) initially, the period beginning on (and including) the date on which such Cost of Funds Rate loan is made or continued as, or converted into, a Cost of Funds Rate loan pursuant to Section 2(d) or Section 2(e)(ii) and ending on (but excluding) the day that is seven (7), 14 or 30 days thereafter (or, if such day is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day), in each case as the Borrower may select in its notice pursuant to Section 2(d) or
Section 2(e)(ii); and

     (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Cost of Funds Rate loan and ending seven (7), 14 or 30 days thereafter, as selected by the Borrower by irrevocable notice to the Bank not less than two (2) Business Days prior to the last day of the then current Interest Period with respect thereto.

     (v) The term "Interest Payment Date" shall mean, with respect to (1) any LIBOR Rate loan having an Interest Period of 90 days or less, the last Business Day of such Interest Period, and as to any LIBOR Rate loan having an Interest

Period longer than 90 days, each Business Day which is 90 days, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (2) any Cost of Funds Rate loan, the last Business Day of the Interest Period applicable thereto.

     (w) The term "LC Exposure" shall mean, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus
(ii) the aggregate unpaid amount of all LC Reimbursement Obligations at such time.

     (x) The term "LC Reimbursement Obligations" shall mean, at any time, all obligations of the Borrower to reimburse the Bank for amounts paid by the Bank in respect of drawings under Letters of Credit.

     (y) The term "Letter of Credit" shall have the meaning set forth in Section 3(a) hereof.

     (z) The term "LIBOR Rate" shall mean, with respect to any Interest Period for any LIBOR Rate loan, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested LIBOR Rate loan for a term coextensive with the designated Interest Period which the British Bankers' Association fixes as its LIBOR rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day which is two (2) London Banking Days prior to the beginning of such Interest Period.

     (aa) The term "LIBOR Lending Rate" means, with respect to any LIBOR Rate loan to be made, continued or maintained as, or converted into, a LIBOR Rate loan for any Interest Period, a rate per annum for such Interest Period determined pursuant to the following formula:

     LIBOR Lending Rate    =                          LIBOR Rate
                                     -----------------------------------------
                                        (1.00 - LIBOR Reserve Percentage)


     (bb) The term "LIBOR Reserve Percentage" shall mean, with respect to any day of any Interest Period for LIBOR Rate loans, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the "Board") or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities," as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period.

     (cc) The term "Loan Documents" shall mean (i) this Agreement, including the Exhibits and Schedules attached hereto, and the Line of Credit Notes, (ii) any agreement or agreements between the Borrower and the Bank which give rise to any

Hedging Obligations and (iii) all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing referred to in clauses (i) and (ii) above.

     (dd) The term "London Banking Day" shall mean a day on which dealings in U.S. Dollar deposits are transacted in the London interbank market.

     (ee) The term "Patriot Act" shall mean Public Law 107-56 of the United States of America, United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

     (ff) The term "Payment Date" shall mean the last Business Day of each April, July, October and January from and after the Closing Date.

     (gg) The term "Prime Rate" shall mean the rate of interest quoted by the Bank from time to time in Boston as its "Prime Rate," which is not necessarily the Bank's lowest rate of interest.

     (hh) The term "Shareholders' Equity" on any date shall mean stockholders' equity determined in accordance with GAAP.

     (ii) The term "Termination Date" shall mean June 30, 2007.

     5. Representations and Warranties. The Borrower represents and warrants as follows (with the following representations and warranties being deemed to apply to each subsidiary of the Borrower on the same basis as which such representations and warranties expressly apply to the Borrower):

     (a)  Organization.  The Borrower is a corporation  duly organized,  validly
existing  and  in  good  standing  under  the  laws  of  its   jurisdiction   of
organization; is duly qualified to do business and in good standing in each jurisdiction in the United States of America where such qualification is required, except those jurisdictions where the failure to so qualify will not have a material adverse effect on the Borrower's business, prospects or financial condition (a list of the jurisdictions where the Borrower is so qualified being set forth on Schedule 5(a) hereto); and has all requisite corporate power and authority to conduct its business as presently being conducted and as proposed to be conducted after the Closing and to own its properties now and after the Closing; and the Borrower has all requisite corporate power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and the other Loan Documents.

     (b) Authority. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not contravene any provision of the Borrower's charter or by-laws; do not require any consents or approvals which have not been obtained (a list of any required consents and approvals is set forth on Schedule 5(b) hereto); do not violate any provision of any law, rule or regulation (including without limitation Regulations T, U and X of the Board of Governors of the Federal Reserve System) or any determination or award; do not and will not result in a breach or constitute a default under any agreement to which the Borrower is a party or by which its properties are bound, including, without limitation, any indenture, loan or credit agreement, lease, debt instrument or mortgage; or result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the Borrower's properties; and the Borrower is not in material default under any law, rule or regulation, order, writ, judgment, injunction, decree, determination, award, indenture, loan or credit agreement, lease, debt instrument or mortgage referred to above or will not be in any such material default by virtue of the transactions to be entered into at the Closing.

     (c) Approvals; Compliance with Statutes, Etc.. (i) No authorization, consent, approval, license or exemption of, or filing a registration with, any court or governmental department or commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery or performance by the Borrower of this Agreement and the other Loan Documents to which it is a party, other than filings which have already been made and approvals which have already been received, a list of which is set forth on Schedule 5(c) hereto. The Borrower is the lawful holder of all licenses, permits, certificates and governmental authorizations required for the conduct of its business, except where the failure to hold any such licenses, permits, certificates or authorizations, individually or in the aggregate, would not have a material adverse effect on the business, prospects, property or financial condition of the Borrower and its subsidiaries as a whole. No such material license, permit, certificate or other governmental authorization has been revoked, cancelled, rescinded, modified, denied or lost and not reissued or reinstated, and the Borrower has no reason to believe that any such material license, permit, certificate or other governmental authorization will be revoked, cancelled, rescinded, modified or lost.

     (ii) The Borrower and its subsidiaries is in compliance with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such non-compliances as could not reasonably be expected to have a material adverse effect. Without limitation of the foregoing, the Borrower and each of its subsidiaries is in compliance with, and neither the entering into of the Loan Documents or the use of the proceeds of the loans will violate: any law, rule or regulation relating to anti-terrorism or money laundering, including the Anti-Terrorism Order, the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (d) Valid Obligations. This Agreement and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

     (e) Assets. Except as noted on Schedule 5(e), the Borrower has good and clear marketable, record and insurable title to all of its assets and properties, in each case subject to no mortgage, pledge, lien, lease, encumbrance, charge, easement, restriction or encroachment.

     (f) Agreements. The Borrower is not in default under or with respect to any contractual obligation in any respect which could reasonably be expected to be materially adverse to the business, operations, property or financial condition of the Borrower and its subsidiaries as a whole, or which could materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents.

     (g) Insurance. Attached hereto as Schedule 5(g) is a complete and accurate list of all insurance policies of the Borrower covering its properties and assets as of the date hereof. The Borrower has previously delivered or, at the request of the Bank, shall deliver on the Closing Date complete and accurate copies of all insurance policies listed on Schedule 5(g). Upon issuance of any insurance policy listed on Schedule 5(g) as applied for, the Borrower shall deliver, at the request of the Bank, a complete and accurate copy of such policy to the Bank; provided, however, that any policy so listed shall be delivered to the Bank within 60 days following the Closing Date. Except policies listed as applied for, all insurance policies listed on Schedule 5(g) are in full force and effect, with the premiums due thereon paid, and the Borrower is not in default with respect to any such policy. In addition, all such policies satisfy the requirements set forth in Section 6(l) hereof.

     (h) Litigation and Other Proceedings. Except as set forth on Schedule 5(h) hereto, there are no actions, suits or proceedings pending or threatened against the Borrower before any court or any governmental department, commission, board, bureau, agency or instrumentality, and none of the actions, suits or proceedings listed on Schedule 5(h) could reasonably be expected to be materially adverse, either individually or in the aggregate, to the business, properties, financial condition or prospects of the Borrower and its subsidiaries as a whole.

     (i) Labor Matters. Except as set forth on Schedule 5(i) hereto, the Borrower is not a party to any collective bargaining or similar agreement and has complied in all material respects with all applicable state and federal laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment of employees of the Borrower or its agents, and there are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations of the Borrower other than in the ordinary course of business.

     (j) ERISA. No "prohibited transaction" or "accumulated funding deficiency" or "reportable event" has occurred with respect to any "single employer plan" of the Borrower that could subject the Borrower to a tax, penalty or liability in an amount in excess of $300,000 per such occurrence. None of the Borrower, any predecessor to the Borrower or any "commonly controlled entity" has ever been included in a "multiemployer plan" as to which the Borrower or any "commonly controlled entity" would have liability if the Borrower or any "commonly controlled entity" were to withdraw therefrom (as each of the quoted terms is defined or used in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code")).

     (k) Financial Statements. The Borrower has delivered to the Bank (i) consolidated financial statements of the Borrower and its consolidated subsidiaries, including consolidated balance sheets, statements of income and retained earnings and statements of changes in financial position (collectively, the " 2003 Financial Statements") for and as of the end of the fiscal year ended December 31, 2003, and (ii) unaudited consolidated balance sheets and statements of income of the Borrower and its consolidated subsidiaries for and as of the end of the fiscal quarter ended March 31, 2004 (collectively, together with the 2003 Financial Statements, the "Financial Statements"). The 2003 Financial Statements have been audited by PriceWaterhouseCooper, certified public accountants. The Financial Statements present fairly in all material respects the consolidated financial condition and performance and results of operation of the Borrower and its consolidated subsidiaries for and as of the end of the periods presented, in accordance with GAAP consistently applied (subject, in the case of the unaudited Financial Statements, to normal year-end audit adjustments and the omission of footnotes). Since December 31, 2003, (i) the physical assets and properties owned or leased by the Borrower and its subsidiaries have not suffered any material destruction or damage, regardless of whether or not any such loss was insured, (ii) neither the Borrower nor any of its subsidiaries has incurred any Indebtedness or liabilities, fixed, contingent or otherwise, other than in the ordinary course of business, and (iii) there has not been a material adverse change in the business or operations of the Borrower and its subsidiaries taken as a whole.

     (l) Projections . The Borrower has delivered to the Bank certain unaudited projections of the Borrower and its subsidiaries, including projected balance sheets, projected results of operations, including projected profit and loss statements, and projected cash flow statements, each as of the end of each fiscal year through December 31, 2009. The projections have been prepared in accordance with GAAP consistently applied with those used in the preparation of the Financial Statements (subject to the addition of notes and, in the case of interim projections, to recurring year-end adjustments). The financial projections have been prepared using assumptions which the Borrower believes in good faith to be reasonable, having a reasonable factual basis; and such financial projections represent the good faith judgment of the management of the Borrower as to the future financial results and condition of the Borrower and its subsidiaries.

     (m) Taxes. The Borrower has filed all federal and state tax returns which are required to be filed and has paid all taxes shown on such returns and on all assessments received by it, to the extent that such taxes have become due. All of such tax returns are accurate and complete. All other taxes and assessments of any nature with respect to which the Borrower is obligated and which have become due are being paid or adequate accruals have been set up therefor.

     (n) Investments. Except as set forth on Schedule 5(n), and except for subsidiaries of the Borrower acquired by the Borrower pursuant to acquisitions that either (i) are funded by one or more advances under the Second Line of Credit pursuant to Section 8 hereof or (ii) are permitted under Section 6(k) hereof, the Borrower does not own any securities or other equity or debt interests in any corporation, partnership or other business entity. All of the Affiliated Persons of the Borrower are set forth on Schedule 5(n).

     (o) Investment Company. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

     (p) Equity Structure. The equity structure of the Borrower and each of its subsidiaries, including each class of its capital stock and other securities, is set forth on Schedule 5(p). Each of the Borrower's subsidiaries is wholly-owned, directly or indirectly through one or more subsidiaries, by the Borrower.

     (q) Indebtedness for Money Borrowed. Attached as Schedule 5(q) hereto is a list of all Indebtedness for Money Borrowed of the Borrower and its subsidiaries, indicating, as applicable, the original principal amount of each borrowing or debt, the current amount due thereon, the terms and schedule for payments in respect thereof, and the security, if any, given therefor or in connection therewith. Other than as set forth on Schedule 5(q) hereto, none of such Indebtedness for Money Borrowed is secured by any lien, encumbrance, mortgage, pledge, or security interest given by the Borrower or any of its subsidiaries.

     (r) Patents, Copyrights and Trademarks. Except as set forth on Schedule 5(r), the Borrower does not own any trademarks, copyrights or patents which are material in the ordinary course of business as the Borrower's business is currently conducted or as such business is contemplated to be conducted in the future.

     (s) Representations Accurate. No representation or warranty made by the Borrower herein, in any other Loan Document or in any other certificate furnished from time to time in connection herewith or therewith contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein (taken as a whole in conjunction with all such documents) not misleading when made. There is no condition specific to the business of the Borrower which materially adversely affects, or which would in the future materially adversely affect, the business, operations, property or financial condition of the Borrower and its subsidiaries as a whole.

     6. Covenants. The Borrower incorporates herein all of the affirmative and negative covenants contained in the other Loan Documents. In addition, the Borrower represents, warrants, covenants and agrees as follows (and shall cause each of its subsidiaries to comply with the following representations, warranties, covenants and agreements on the same basis as which such representations, warranties, covenants and agreements expressly apply to the Borrower):

     (a) Payments. The Borrower shall duly and punctually make the payments required under this Agreement and the Line of Credit Notes and shall perform and observe all of its other obligations under the Loan Documents.

     (b) Intentionally omitted.

     (c) Financial Report. The Borrower will furnish to the Bank:

     (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, stockholders' equity and changes in financial position for such fiscal year, in each case setting forth in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception or qualification as to the scope of the audit, by independent certified public accountants of nationally recognized standing, together with any letter from the Borrower's management prepared in connection with the Borrower's annual audit report;

     (ii) as soon as available, but in any event within 60 days after the end of each fiscal quarter end in each fiscal year of the Borrower, copies of the unaudited consolidated balance sheets of the Borrower and its consolidated subsidiaries as at the end of such quarterly period, together with the related unaudited consolidated statements of income for such quarterly period and for the portion of the fiscal year of the Borrower through such quarterly period, in each case certified by the Chief Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries, in conformity with GAAP (subject to normal year-end audit adjustments and to the fact that such financial statements may be condensed and may not include footnotes); all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in conformity with GAAP applied consistently throughout the periods reflected therein; and

     (iii) as soon as available, but in any event not less than 14 days prior to the end of each fiscal year of the Borrower, a projected balance sheet, projected cash flow statement (including proposed Capital Expenditures) and projected profit and loss statement of the Borrower and its consolidated subsidiaries for the forthcoming fiscal year, in all cases setting forth such financial information on a fiscal quarter by fiscal quarter basis for such forthcoming fiscal year; provided that, in the event Borrower shall begin, after the Closing Date, to prepare such projections for a period greater than the forthcoming fiscal year, the Borrower shall furnish the same to Bank pursuant to the terms of this Section 6(c)(iii). Other Financial Reports. The Borrower will also furnish to the Bank:

     (d) concurrently with the delivery of each set of the financial statements referred to in paragraphs (i) and (ii) of Section 6(c), a certificate of the President and Chief Financial Officer of the Borrower in the form of Exhibit C attached hereto (a "Compliance Certificate") (i) stating that, to the best of such person's knowledge, during the period covered by such set of financial statements, the Borrower has observed or performed in all respects all of its covenants and other agreements and satisfied in all material respects every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that, to the best of such person's knowledge, no Default or Event of Default exists (except as specified in such certificate), (ii) showing in detail the calculations supporting such statement in respect of the covenants set forth in Sections 6(s) through 6(u) hereof and
(iii) stating that such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries, in conformity with GAAP (subject, with respect to quarterly financial statements, to normal year-end audit adjustments and to the fact that such financial statements may be condensed and may not include footnotes);

     (i) promptly after the same are sent and received, copies of all financial statements, reports and notices which the Borrower sends to holders of all classes of capital stock of the Borrower or which the Borrower receives from such holders;

     (ii) promptly, such additional financial and other information as the Bank may from time to time reasonably request; and

     (iii) as soon as available, a copy of each other report submitted to the Borrower by its certified public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower.

     (e) Maintain Rights. The Borrower shall:

     (i) keep in full force and effect its corporate existence and all material rights, licenses, leases and franchises reasonably necessary to the conduct of its business;

     (ii) duly observe and conform to all applicable material requirements of all governmental authorities in any way relating to it or the conduct of its business, all applicable material laws and regulations wherever its business is conducted, and all applicable decrees, orders and judgments;

     (iii) perform or comply with the terms and conditions of each material contract, agreement or obligation to which it is a party, and the provisions of its charter documents;

     (iv) keep true records and books of account;

     (v) not engage in any business other than the dental laboratory business in which it is now engaged and businesses reasonably related thereto;

     (vi) not establish any subsidiaries, other than pursuant to acquisitions that either (i) are funded by one or more advances under the Second Line of Credit pursuant to Section 8 hereof, or (ii) are permitted under Section 6(k) hereunder. All subsidiaries established or acquired by the Borrower or any of its subsidiaries shall be wholly-owned, either directly or indirectly through one or more other subsidiaries, by the Borrower. If such subsidiaries are not consolidated or merged with the Borrower within 45 days of their acquisition or establishment, then any such subsidiaries shall become a borrower or guarantor hereunder, at the Bank's sole discretion. Upon forming or acquiring any subsidiary, at the Bank's discretion such subsidiary and the Borrower shall execute and deliver to the Bank (a) a joinder agreement substantially in the form of Exhibit D attached hereto and the documents referred to therein and (b) such other documents reasonably requested by the Bank consistent with the terms of this Agreement which provide that such subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents. Upon satisfaction of the conditions set forth in this Section 6(e), each newly-formed or acquired subsidiary shall become a Borrower or guarantor hereunder and under the other Loan Documents to the same extent as if such subsidiary had been a party hereto and thereto on the Closing Date; and

     (vii) maintain its chief executive office at 526 Boston Post Road Wayland, MA 01778, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Bank, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

     (f) No Transfers. The Borrower shall not sell, lease, transfer or otherwise dispose of any assets necessary for the effective or efficient operation or proper maintenance of its business, except for (i) sales of obsolete equipment in the ordinary course of business, and (ii) sales of equipment in the ordinary course of business not to exceed $25,000 in any fiscal year.

     (g) No Mergers. The Borrower will not enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business, property or tangible or intangible assets, whether now owned or hereafter acquired, or acquire, by purchase or otherwise, all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person or entity other than pursuant to (i) acquisitions that either (A) are funded by one or more advances under a Line of Credit pursuant to Section 8 hereof, or (B) are permitted under
Section 6(k) hereunder or (ii) so long as no Default has occurred and is continuing both before and after giving effect thereto, mergers between any subsidiary of the Borrower with and into the Borrower or any other subsidiary of the Borrower, provided that if the Borrower is a constituent party to any such merger it shall be the surviving corporation of such merger.

     (h) Payment of Taxes. The Borrower will promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profit or upon any property, real, personal or mixed, belonging to it; provided, however, that the Borrower shall not be required to pay any such tax, assessment, charge or levy if the same shall not at the time be due and payable or can be paid thereafter without penalty or if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have made adequate provision on its books for the payment of such tax, assessment, charge or levy; and provided further, that such tax or other sum shall be paid before it gives rise to a lien against the property of the Borrower.

     (i) Guaranties. The Borrower shall not become or be liable in respect of any guaranty, except for guaranties in conjunction with an acquisition that either (i) is funded by an advance under a Line of Credit pursuant to Section 8 hereof or (ii) is permitted under Section 6(k) hereunder, and endorsements by the Borrower in the ordinary course of business of negotiable instruments for deposit or collection.

     (j) Agreements. The Borrower shall not enter into any agreement of any nature whatsoever, including without limitation any agreement which constitutes or effects a material modification of any agreement to which the Borrower is a party as of the date hereof, other than in the ordinary course of its business; provided, that, any such agreement which is entered into with an Affiliated Person (i) shall be subject to the restriction on compensation set forth in
Section 6(r) below, (ii) shall be on an arms-length basis, and (iii) shall be on terms and conditions no more favorable than the Borrower could obtain from an unrelated third party.

     (k) Investments. The Borrower shall not make or permit to exist any investments, directly or indirectly (in the form of any acquisition of assets other than in the ordinary course of business or other than an acquisition of the assets of an entity engaged in a dental laboratory business; or in the form of any acquisition of stock, securities, indebtedness or obligation of, or any loan, advance, capital contribution or transfer of property to, or any guarantee or other commitment on behalf of, any person, other than pursuant to an acquisition of the stock or business of an entity engaged in a dental laboratory business; or otherwise), other than in (i) United States Treasury securities,
(ii) readily marketable direct obligations of the United States of America or any agency thereof, backed by the full faith and credit of the United States,
(iii) certificates of deposit, time deposits or banker's acceptances with a limit of $5,000,000 per institution issued by any of the top 50 financial institutions in the United States of America or its territories, each having total assets and surplus of at least $4,000,000,000, (iv) commercial paper rated A1/P1 or better by Standard & Poor's Corporation/Moody's Investors Service, Inc., (v) repurchase agreements made against securities which meet the qualifications stated herein, (vi) tax-exempt securities, including without limitation, municipal bonds or notes, rated A or better by Moody's Investors Service, Inc, or (vii) acquisitions in accordance with the requirements of
Section 8(c) hereof.

     (l) Property. The Borrower will keep all of its property reasonably necessary for the continued operation of its business in good working order and condition, reasonable wear and tear and, subject to Section 9 hereof, damage by fire and other casualty excepted, and maintain with financially sound and reputable insurance companies insurance thereon in at least such amounts and with such deductibles and against at least such risks (including hazard) as are usually insured against in the same general area by companies engaged in the same or similar businesses; and the Borrower will furnish to the Bank, upon its written request, full information with respect to any insurance carried.

     (m) Books and Records. The Borrower will (i) keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities, and (ii) permit representatives of the Bank to visit and inspect any of its properties and to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial condition of the Borrower with its officers and employees and with its independent certified public accountants.

     (n) Notices. The Borrower will give notice to the Bank, within five (5) days of knowledge thereof, of:

     (i) the occurrence of any Default or Event of Default under this Agreement;

     (ii) any default or event of default under any other contractual obligation of the Borrower which, if not paid or remedied by the Borrower or waived by the obligee thereon, could result in liability to the Borrower in excess of $300,000 in any single instance or $650,000 in the aggregate;

     (iii) any litigation, investigation or proceeding of which the Borrower has knowledge which may exist at any time between the Borrower and any governmental authority which may have a material adverse effect on the business, operations, property or financial condition of the Borrower, any litigation or proceeding affecting the Borrower which may have a material adverse effect upon the Borrower, or any material adverse development in previously disclosed litigation;

     (iv) the following events, as soon as possible and in any event within 15 days after the Borrower knows thereof: (x) the occurrence of any "reportable event" with respect to any "single employer plan" which in the reasonable judgment of the Borrower could be expected to have a material adverse affect on the Borrower or its business, (y) the institution of proceedings or the taking or expected taking of any other action by the Borrower or any "commonly controlled entity" to terminate any "single employer plan" with respect to which there exists any vested unfunded pension liabilities at the time of such termination, or (z) the "reorganization" or "insolvency" of any "multiemployer plan" which may reasonably be expected to have a material adverse affect on the business, operations, property or financial condition of the Borrower (as each of the quoted terms is defined or used in ERISA or the Code);

     (v) a material adverse change in the business, operations, property or financial condition of the Borrower and its subsidiaries as a whole; and

     (vi) the revocation, expiration or loss of any license, permit or other governmental authorization of the Borrower material to the conduct of the business of the Borrower and its subsidiaries as a whole;

each notice pursuant to paragraphs (i) through (vi) of this Section 6(n) to be accompanied by a statement of the President of the Borrower setting forth details of the occurrence referred to therein and stating what action, if any, the Borrower proposes to take with respect thereto.

     (o) Liens. The Borrower will not create, incur, assume or suffer to exist any lien, mortgage or other encumbrance upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like liens arising in the ordinary course of business in respect of obligations not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

     (ii) easements, rights-of-way, restrictions, license rights, leases and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower;

     (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under self-insurance arrangements;

     (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (v) liens existing on the assets or properties of the Borrower and identified on Schedule 5(e) attached hereto;

     (vi) purchase money liens securing additional  Indebtedness permitted under
Section 6(q) hereof;

     (vii) liens securing the Borrower's obligations under operating leases; and

     (viii) liens upon assets acquired after the Closing Date in connection with any acquisition permitted under the terms of Sections 6(k) and 8(c) hereof provided that such liens shall not secure Indebtedness in an aggregate amount in excess of $300,000.

     In addition, the Borrower shall not, nor shall the Borrower permit any subsidiary to, enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits the Borrower or any such subsidiary from creating or incurring any lien or encumbrance in favor of the Bank under the Loan Documents.

     (p) Modifications. The Borrower will not permit the modification or waiver of or any change in any provisions of any agreement relating to Indebtedness of the Borrower if such modification, waiver or change could have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents (such effect to be determined by the Bank in its sole discretion).

     (q) Additional Indebtedness. The Borrower shall not create, incur, assume, agree to purchase or repurchase or provide funds in respect of or otherwise become or be or remain liable with respect to any Indebtedness of any type whatsoever owed to any person, except (i) with respect to any Indebtedness incurred pursuant to the terms of this Agreement (including in conjunction with an acquisition that is either funded by an advance under a Line of Credit pursuant to Section 8 hereof or permitted under Section 6(k) hereof) or outstanding on the date hereof and listed on Schedule 5(q) hereto; (ii) obligations to make payments of money pursuant to so-called "earn-out" agreements or other similar arrangements providing for the payment by the Borrower of contingent consideration in connection with the acquisition of one or more businesses; (iii) trade indebtedness incurred in the ordinary course of the Borrower's business; and (iv) Indebtedness in respect of Capital Expenditures not exceeding $300,000 in the aggregate during any 12-month period.

     (r) Payments to Affiliated Persons. The Borrower shall not make any payment, compensation or distribution, directly or indirectly, whether in cash or in property and whether in respect of stock ownership or employment, management, consulting or other services or for any other reason whatsoever, to any Affiliated Person, except that (i) the Borrower may (A) pay compensation in the form of salary, fringe benefits and reimbursement for reasonable business expenses to Affiliated Persons who are directors or officers of the Borrower in the ordinary course of business and in a manner consistent with past practice,
(B) pay bonuses to such Affiliated Persons and (C) repurchase shares of the Borrower's capital stock from such Affiliated Persons and (ii) any subsidiary of the Borrower may pay dividends and make distributions to the Borrower; provided that immediately prior to and after giving effect to any such bonus payment or stock repurchase there exists no Default or Event of Default hereunder, and the Bank receives a certificate to such effect signed by the President or Chief Financial Officer of the Borrower.

     (s) Consolidated Total Liabilities to Consolidated Tangible Net Worth Ratio. The Borrower shall not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth as of the end of any fiscal quarter to be greater than 1.5:1.

     (t) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 1.5:1.

     (u) Minimum Consolidated EBITDA. The Borrower shall not permit Consolidated EBITDA to be less than (i) $3,510,500 for the fiscal quarter ending June 30, 2004, (ii) $2,758,000 for the fiscal quarter ending September 30, 2004, (iii) $3,385,000 for the fiscal quarter ending December 31, 2004, (iv) $3,176,000 for the fiscal quarter ending March 31, 2005, (v) $ 3,866,000 for the fiscal quarter ending June 30, 2005, (vi) $3,038,000 for the fiscal quarter ending September 30, 2005, (vii) $3,728,000 for the fiscal quarter ending December 31, 2005,
(viii) $3,533,000 for the fiscal quarter ending March 31, 2006, (ix) $ 4,300,000 for the fiscal quarter ending June 30, 2006, (x) $3,379,000 for the fiscal quarter ending September 30, 2006, (xi) $4,146,000 for the fiscal quarter ending December 31, 2006, (xii) $3,968,000 for the fiscal quarter ending March 31, 2007, and (xiii) $4,831,000 for the fiscal quarter ending June 30, 2007.

     (v) Bank Accounts. (i) No later than 30 days from the Closing Date, the Borrower shall establish its primary operating account with Fleet National Bank, and (ii) at all times after such date, the Borrower shall maintain its primary operating account with Fleet National Bank. As of the Closing Date, the Borrower and its subsidiaries do not maintain any bank accounts other than as set forth on Schedule 6(v). For the avoidance of any doubt, it is hereby acknowledged that for the purposes of this Section 6(v), "establish its primary operating account" means that the Borrower shall maintain all of its cash management activities with Fleet National Bank by transferring all of the bank accounts maintained with Citizens Bank and marked "Corporate" on the attached Schedule 6(v) to Fleet National Bank, and that with respect to bank accounts established after the Closing Date, Borrower shall use best efforts to establish such bank accounts with Fleet National Bank or Bank of America, N.A.

     (w) Further Assurances. At any time and from time to time the Borrower shall, and shall cause each of its subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement and the other Loan Documents. Without limitation of the foregoing, upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

     (x) Post-closing Lien Searches. No later than 30 days from the Closing Date, Borrower shall deliver to Bank the results of UCC lien searches in the following jurisdictions : Texas, New Hampshire, Delaware, and Louisiana (which jurisdictions represent in the aggregate 40% of the total revenues and assets of the Borrower), indicating no liens, mortgages or other encumbrances on any of the Borrower's property, assets or revenues, other than liens permitted under

Section 6(o) hereof, and otherwise in form and substance satisfactory to the Bank.

     7. Conditions of Closing. The obligation of the Bank to make initial advances under a Line of Credit or to issue any Letter of Credit is subject to the satisfaction of all of the following conditions on or prior to the Closing:

     (a) Line of Credit Notes. The Bank shall have received the Line of Credit Notes, duly executed and delivered by the Borrower, each in form satisfactory to the Bank and its special counsel.

     (b) Warranties and Covenants. All warranties and representations of the Borrower and its subsidiaries in this Agreement and the other Loan Documents shall be true on the date of the Closing as if then given, each of the Borrower and its subsidiaries shall have performed or observed all of the terms, covenants, conditions and obligations under this Agreement and the other Loan Documents which are required to be performed or observed by it on or prior to such date, and on such date there shall exist no Default or Event of Default hereunder.

     (c) Closing Certificate. The Bank shall have received a certificate, dated as of the Closing and executed by the President and the Chief Financial Officer of the Borrower, in form and content satisfactory to the Bank, stating the substance of the foregoing clause (b).

     (d) Financial Statements. The Bank shall have received copies of (1) the 2003 Financial Statements, together with the management letter for the fiscal year ending December 31, 2003, and (2) the unaudited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of March 31, 2004, together with the related unaudited consolidated statements of income for such period and for the portion of the fiscal year of the Borrower through such period, certified by the Chief Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries, in conformity with GAAP (subject to normal year-end audit adjustments and to the fact that such financial statements may be condensed and may not include footnotes), and Bank shall be satisfied with the foregoing. There shall have been no material misstatements in, or omissions from, such financial statements and any other documentation furnished to the Bank.

     (e) Annual Report. The Bank shall have received copies of the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004.

     (f) No Adverse Change. There shall have occurred no material adverse change in (1) the business, prospects, operations, properties or condition (financial or otherwise) of the Borrower or any subsidiary taken as a whole since the date of March 31, 2004 financial statements, or (2) the ability of the Borrower or any of its subsidiaries to perform their obligations under the Loan Documents.

     (g) Closing Fees and Legal Expenses. At the Closing, the Borrower shall have paid to the Bank (i) the annual $10,000 facility fee referenced in Section 2(c)(ii) hereof, and (ii) all costs and expenses (including legal fees) referred to in Section 12(h).

     (h) Legal Opinions. All legal matters incident to this Agreement shall be satisfactory to Goulston & Storrs, special counsel to the Bank, and the Bank shall have received at the Closing the legal opinion of Posternak Blankstein & Lund LLP, counsel to the Borrower, such opinion in form and substance satisfactory to the Bank and its special counsel.

     (i) Projections. The Bank shall have received copies of the Borrower's base line fiscal quarter by fiscal quarter projections for fiscal year 2004, including profit and loss, balance sheet, cash flow and schedules reflecting branch profit and losses.

     (j) Approval. All necessary consents, approvals and/or waivers in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained by the Borrower and copies thereof shall have been delivered to the Bank.

     (k) Legality of Transactions. No change in applicable law or regulation shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Bank to perform any of its respective agreements or obligations under any of the Loan Documents, or (ii) for the Borrower or any subsidiary to perform any of its agreements or obligations under any of the Loan Documents.

     (l) Proof of Corporate Action; Good Standing. The Bank shall have received from the Borrower and any subsidiaries a certificate, certified by a duly authorized officer of such Borrower or subsidiary to be true and complete on the Closing Date, (i) attaching a copy of records of all corporate action taken by Borrower or such subsidiary to authorize (a) its execution and delivery of each of the Loan Documents to which it is or is to become a party, (b) its performance of all of its agreements and obligations under each of such documents, and (c) any borrowings and other transactions contemplated by this Agreement, (ii) certifying as to its charter or other organizational documents and its by-laws, and (iii) giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which it is or is to become a party, to make application for the Loans and Letters of Credit, and to give notices and to take other action on its behalf under the Loan Documents.

     (m) Organizational and Capital Structure. The organizational and capital structure of the Borrower and any subsidiaries shall be reasonably satisfactory to the Bank.

     (n) Payoff and Release Letters. The Bank shall have received a payoff and release letter (and related UCC-3 financing statements or other discharges, if applicable) in form and substance satisfactory to the Bank from Citizens Bank, and arrangements satisfactory to the Bank shall have been made by the Borrower with respect thereto.

     (o) Lien Searches. The Bank shall have received from the Borrower the results of lien searches (UCC, state tax, federal tax, judgment, litigation and bankruptcy) in the Commonwealth of Massachusetts from a service company reasonably satisfactory to the Bank, indicating no liens, mortgages or other encumbrances on any of the Borrower's property, assets or revenues, other than liens permitted under Section 6(o) hereof, and otherwise in form and substance satisfactory to the Bank.

     (p) Other Documents. The Bank shall have received all other documents and assurances which it requires or which it may reasonably request in connection with the transactions contemplated by this Agreement, and such documents shall be certified, when appropriate, by the proper authorities or corporate officers. All such documents and all proceedings to be taken in connection with such transactions shall be satisfactory in form and substance to the Bank and its special counsel.

     8. Conditions of Making Subsequent Advances. The obligation of the Bank to make any advance under a Line of Credit or to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on or before the date of each such subsequent advance or issuance of a Letter of Credit (the "Borrowing Date"):

     (a) Representations and Warranties. The representations and warranties contained in Section 5 hereof and otherwise made by the Borrower and its subsidiaries in the Loan Documents shall have been correct as of the date on which made and shall also be correct at and as of such Borrowing Date with the same effect as if made at and as of such time, except as may have been disclosed to the Bank by the Borrower and to which the Bank has consented and to the extent that the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby.

     (b) Performance. The Borrower and its subsidiaries shall have performed and complied with all terms, conditions, covenants and obligations under this Agreement and the other Loan Documents required to be performed or complied with by it prior to or on such Borrowing Date, and on such Borrowing Date there shall exist no Default or Event of Default hereunder.

Each request by the Borrower for an advance under a Line of Credit shall constitute certification by the Borrower that the conditions specified in Sections 8(a) and 8(b) will be duly satisfied on the date of such advance.

     (c) Acquisitions. If the Borrower desires to make a drawing under the Second Line of Credit, the proceeds of which may only be used to fund an acquisition by the Borrower, then the obligation of the Bank to make any such advance is subject to the satisfaction of the following conditions precedent on or before the Borrowing Date for such advance:

     (i) The entity whose business, assets or stock is to be acquired by the Borrower with funds from the requested advance must be primarily engaged in the dental laboratory business or a business closely related thereto;

     (ii) the Borrower shall have provided the Bank with a projected consolidated pro forma balance sheet, a projected consolidated pro forma cash flow statement (including proposed Capital Expenditures) and a projected consolidated pro forma profit and loss statement of the Borrower and its subsidiaries for the period ending on the last day of the first full fiscal year following the date of the requested advance, in all cases setting forth such financial information on a fiscal quarter by fiscal quarter basis for such period and giving effect to such acquisition;

     (iii) The Borrower shall have provided the Bank with (1) historical financial statements of the entity whose business, assets or stock is to be acquired, as may be requested by Bank, and (2) evidence satisfactory to the Bank in its sole discretion that the entity whose business, assets or stock is to be acquired by the Borrower with funds from the requested advance has historically generated recast positive cash flow; for purposes of this provision, positive cash flow that is "recast" shall be determined by calculating the acquired entity's net income by adjusting the amount of depreciation and amortization incurred, any other non-cash charges, non-recurring expenses, or excessive salaries incurred, and the manufacturing costs to the level that the acquired entity would have incurred had it been operated by the Borrower during such period;

     (iv) immediately prior to, and after giving effect to, such acquisition, no Default or Event of Default shall exist, and the Borrower shall have provided the Bank with evidence satisfactory to the Bank demonstrating the Borrower's compliance with all of its covenants and agreements under this Agreement (including, but not limited to, its financial covenants set forth in Sections 6(s) through (u), as evidenced by Borrower's Compliance Certificate) both prior to such acquisition and on a pro forma basis after giving effect to such acquisition;

     (v) upon consummation of such acquisition, any corporation or business entity acquired which remains a separate legal entity from the Borrower shall be a party to such of the Loan Documents as is required by the Bank, as more fully described in Section 6(e)(vi) hereof; and

     (vi) the Borrower shall have obtained the prior written consent (such consent not to be unreasonably withheld) of the Bank for (1) any single acquisition with a purchase price, whether payable in cash or other consideration, that exceeds $4,000,000, and (2) in any event, at such time as the aggregate purchase price for acquisitions after the Closing exceeds $10,000,000, for any single acquisition with a purchase price, whether payable in cash or other consideration, that exceeds $2,000,000. Bank shall respond to Borrower's request for consent within five (5) Business Days of Borrower's providing Bank with the information and documents in accordance with this
Section 8(c).

     9. Events of Default. Each of the following shall constitute an event of default (an "Event of Default") under this Agreement, the Line of Credit Notes and the other Loan Documents:

     (a) Representations and Warranties. Any representation or warranty made by the Borrower or any of its subsidiaries in this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made, or any information furnished in writing, whether in this Agreement or any other Loan Document, shall prove to be untrue in any material respect on the date on which it is or was given.

     (b) Covenants. The Borrower or any of its subsidiaries shall fail to perform or observe any covenant or condition contained or referred to in this Agreement or any Line of Credit Note, including without limitation the failure to make any payment of principal or interest on a Line of Credit Note or other amounts when due or any payment of any fee hereunder; provided, however, that failure to make any payment of interest on a Line of Credit Note shall not constitute an Event of Default under this Agreement until such failure shall have continued for five (5) days after the same became due and payable; provided further that any failure to perform under Sections 6(b), (c), (d), (l) and (m) hereof shall not constitute an Event of Default under this Agreement until such failure shall have continued uncured for 10 days.

     (c) Acceleration. Any event occurs which permits the acceleration of the maturity of any Indebtedness of the Borrower or any of its subsidiaries in excess of $300,000 under any mortgage, deed of trust, security or loan agreement, indenture, note or other undertaking; or any demand for payment is made with respect to any Indebtedness of the Borrower or any of its subsidiaries.

     (d) Loan Documents. Any default or event of default shall occur under any of the Loan Documents (other than a default or event of default that is elsewhere specifically dealt with in this Section 9).

     (e) Voluntary Bankruptcy. The Borrower or any of its subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (f) Involuntary Bankruptcy. An involuntary case or other proceeding shall be commenced against the Borrower or any of its subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any of its subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

     (g) Seizure of Assets. There shall occur any seizure, vesting or intervention by or under the authority of a governmental unit by which the Borrower's management is displaced or its authority in the conduct of its business is materially curtailed.

     (h) Judgments. Any judgment, order or writ in excess of $300,000 is rendered or entered against the Borrower or any of its subsidiaries and not paid, satisfied or otherwise discharged within 60 days of the date such judgment, order or writ becomes final and non-appealable.

     (i) Liens. A notice of lien, levy or assessment is filed or recorded with respect to any material part of the assets of the Borrower and its subsidiaries taken as a whole by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time hereafter to any one of them become a lien upon a material part of the assets of the Borrower and its subsidiaries taken as a whole.

     (j) Casualty Loss. There shall occur any material casualty loss with respect to a material part of the Borrower's or any subsidiary's assets.

     (k) Qualified Audit Report. Any audit report required pursuant to Section 6 is not an unqualified audit report, unless the reason for qualification is not material, as determined in the Bank's sole and absolute discretion.

     (l) Change of Control. (i) Any person or group of persons acting together (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired at any time after the date hereof beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than thirty percent (30%) of the common stock or other capital securities of the Borrower outstanding at such time and (ii) and such person or group of persons (including any designees or appointees of such person or group or person) shall hold or control (whether by acting as a Director, by any voting agreement or arrangement or otherwise) one-third (1/3) or more of the votes eligible to be cast by Directors at any duly called meeting of the Board of Directors of the Borrower.

     (m) ERISA. The occurrence of any of the following: (a) Any "prohibited transaction" or "accumulated funding deficiency" shall have occurred with respect to any "single employer plan" of the Borrower to the extent such occurrence would cause liability to the Borrower or any of its subsidiaries in an amount in excess of $300,000 per occurrence; (b) any "reportable event" shall have occurred with respect to any "single employer plan" of the Borrower which in the reasonable judgment of the Borrower could be expected to have a material adverse effect on the Borrower or its business; (c) any of the Borrower, any predecessor to the Borrower or any "commonly controlled entity" shall have been included in a "multiemployer plan" as to which the Borrower or any "commonly controlled entity" has liability because the Borrower or any "commonly controlled entity" withdrew therefrom to the extent such occurrence would cause liability to the Borrower or any of its subsidiaries in an amount in excess of $300,000 per occurrence; (d) the institution of proceedings or the taking of any other action by the Borrower or any "commonly controlled entity" to terminate any "single employer plan" with respect to which there exists any vested unfunded pension liabilities at the time of such termination to the extent such occurrence would cause liability to the Borrower or any of its subsidiaries in an amount in excess of $300,000 per occurrence; or (e) the "reorganization" or "insolvency" of any "multiemployer plan" which may reasonably be expected to have a material adverse effect on the business, operations, property or financial conditions of the Borrower (as each of the quoted terms is defined or used in ERISA or the Code).

     10. Remedies.

     (a) Upon the occurrence and during the continuation of an Event of Default under this Agreement, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

     (i) declare all or any part of the loans or other amounts outstanding hereunder or under the Line of Credit Notes and the other Loan Documents, together with all accrued interest thereon and all fees and expenses related thereto, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower;

     (ii) terminate the Lines of Credit, the Bank's obligations to issue Letters of Credit hereunder, and any other financial accommodations or commitments of the Bank provided for by this Agreement or the other Loan Documents;

     (iii) not extend the expiry date of any outstanding Letter of Credit;

     (iv) proceed with every remedy that is provided for herein or in the other Loan Documents, or that the Bank may have under applicable law;

provided that, if any Event of Default specified in clause (e) or (f) of Section 9 occurs, then without any notice to the Borrower or any other act by the Bank, the Lines of Credit, the Bank's obligations to issue Letters of Credit hereunder, and any other financial accommodations or commitments provided for in this Agreement or the other Loan Documents shall thereupon terminate and all loans and other amounts outstanding hereunder or under the Line of Credit Notes or the other Loan Documents, together with all accrued interest thereon and all fees and expenses related thereto shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     (b) Without limitation of any other right or remedy of the Bank, (i) if an Event of Default shall have occurred and the Bank shall have demanded or accelerated the loans outstanding under the Credit Facility or (ii) if this Agreement and/or the Credit Facility described herein shall have expired or shall have been earlier terminated by either the Bank or the Borrower for any reason, the Borrower shall, promptly after it receives a request from the Bank, deposit with the Bank in cash a sum equal to the total of all then undrawn amounts under all outstanding Letters of Credit issued by the Bank for the account of the Borrower, such cash deposit to serve as cash collateral for the Borrower's reimbursement obligations in respect of such undrawn amounts under such Letters of Credit; provided that, if any Event of Default specified in clause (e) or (f) of Section 9 occurs, the Borrower shall deposit such amount with the Bank forthwith without any notice or demand or any other act by the Bank.

     11. Intentionally reserved.

     12. Miscellaneous.

     (a) Waivers. This Agreement and the other Loan Documents may not be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement or any other Loan Document may be amended and the performance or observance by the Borrower of any term of this Agreement or any other Loan Document may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the prior written consent of the Bank.

     (b) Delays. No delay on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any partial exercise or waiver of any privilege or right hereunder preclude any further exercise of such privilege or right or the exercise of any other right, power or privilege. The rights and remedies expressed in this Agreement and in the other Loan Documents are cumulative and not exclusive of any right or remedy which the Bank may otherwise have. To the extent the Bank holds any collateral as security for payment or any of the other obligations hereunder, the Bank may release or surrender, exchange or substitute any real estate or personal property, or both, or other collateral security now or hereafter held as security for the payment of the Line of Credit Notes or any other obligations of the Borrower to the Bank under this Agreement or the other Loan Documents or however arising. Bank may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the Line of Credit Notes.

     (c) Notices. Any notices, consents or other communications to be given under this Agreement or under the other Loan Documents shall be in writing and shall be deemed given when mailed to the respective parties by overnight courier or by registered mail addressed as set forth on the first page of this Agreement, with all such notices, consents and other communications to the Bank to be sent to the attention of Elise M. Russo, or to such other addresses as either party may from time to time designate for that purpose. A copy of each notice to the Bank shall also by sent to the Bank's special counsel, Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110-3333, Attention: Philip
A. Herman, Esquire. A copy of each notice to the Borrower shall also be sent to the Borrower's counsel, Posternak Blankstein & Lund LLP, 800 Boylston Street,

Prudential Tower, Boston, Massachusetts 02199-8004, Attention: Donald H. Siegel, P.C. Section headings and defined terms in this Agreement and the other Loan Documents are included for convenience only and are not intended to modify or define any term or provision of any such instrument.

     (d) Set-Off. Regardless of the adequacy of any collateral, any deposits, balances or other sums credited by or due from the Bank to the Borrower or any of its subsidiaries may, at any time or from time to time, without notice to the Borrower or any of its subsidiaries or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise (all of which are hereby expressly waived), be set off, appropriated and applied by the Bank against any or all such obligations in such manner as the Bank in its sole discretion may determine.

     (e) Jurisdiction; Waiver of Jury Trial. The Borrower, for itself and its subsidiaries, irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding brought by the Bank arising out of or relating to this Agreement or any other Loan Document, and the Borrower, for itself and its subsidiaries, waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that the Borrower or any of its subsidiaries is not personally subject to the jurisdiction of the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts or that the property of the Borrower or any of its subsidiaries is exempt or immune from execution or attachment, either prior to judgment or in aid of execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper, or that this Agreement or any other Loan Document or the subject matter hereof or thereof may not be enforced in or by such court. EACH OF THE BORROWER AND THE BANK HEREBY MUTUALLY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO EXECUTE THIS AGREEMENT AND MAKE THE LOANS AND EXTEND CREDIT TO BORROWER.

     (f) Usury. All agreements between Borrower and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Line of Credit Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of the Line of Credit Notes to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Bank.

     (g) Execution. This Agreement may be signed in any number of counterparts, which together will be one and the same instrument. This Agreement shall become effective whenever each party shall have signed at least one such counterpart.

     (h) Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of such Commonwealth.

     (i) Fees; Indemnification. Whether or not any funds are disbursed hereunder, the Borrower shall pay all of the Bank's reasonable costs and expenses in connection with the preparation, execution, delivery, review, administration and enforcement of this Agreement and the other Loan Documents, including reasonable legal fees and disbursements; provided that the legal fees of the Bank's special counsel in connection with the preparation, execution and delivery of this Agreement shall not exceed $10,000. The Borrower hereby agrees to indemnify and hold harmless the Bank from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which the Bank may reasonably incur (or which may be claimed against the Bank by any person whatsoever) by reason of, in connection with or in any way related to this Agreement and the other Loan Documents or any of the transactions contemplated hereby or thereby; provided that the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent caused by gross negligence or willful misconduct of the Bank.

     (j) Binding Nature. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the rights and obligations under this Agreement and under any of the other Loan Documents may not be assigned by the Borrower without the written consent of the Bank.

     (k) Assignment; Participations; Pledge to Federal Reserve. (i) Bank shall have the unrestricted right at any time or from time to time, and without Borrower's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), after giving at least 15 Business Days prior written notice of such assignment to the Borrower, and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing. In addition, at the request of Bank and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

     (ii) Bank shall have the unrestricted right at any time and from time to time, and without the consent of Borrower, after giving at least 15 Business Days prior written notice of such grant to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Bank's obligation to lend hereunder and/or any or all of the loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder.

     (iii) Bank may furnish any information concerning Borrower in its possession from time to time to prospective Assignees or Participants, provided that Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

     (iv) Notwithstanding any of the foregoing, Bank may at any time pledge or assign all or any portion of its rights under the Loan Documents including any portion of the Line of Credit Notes to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or assignment or enforcement thereof shall release Bank from its obligations under any of the Loan Documents.

     (l) Under Seal. This Agreement shall be deemed to be an instrument under seal and shall continue in full force and effect so long as any indebtedness of the Borrower to the Bank remains unpaid.

     (m) Use of Proceeds. The proceeds of the loans shall be used by the Borrower (i) for working capital purposes of the Borrower, (ii) to refinance existing Indebtedness of the Borrower and (iii) in the case of the Second Line of Credit, to fund acquisitions by the Borrower, to the extent permitted herein. No portion of the proceeds of any loans shall be used, and no portion of any Letter of Credit is to be obtained, in whole or in part, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U, T or X of the Board of Governors of the Federal Reserve System.

     (n) Confidentiality. Notwithstanding any confidentiality provisions contained herein, and in accordance with Section 1.6011-4(b)(3)(iii) of the Treasury Regulations, each party to this Agreement (and each employee, representative, or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure; provided, however, that, pursuant to Section 1.6011-4(b)(3)(ii) of the Treasury Regulations, such disclosure shall not be permitted to the extent, but only to the extent, such disclosure would reasonably be considered to result in noncompliance with the securities laws of any applicable jurisdiction. For the avoidance of doubt, the parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any party to a transaction or any sensitive business information (including, without limitation, specific information about any party's intellectual property or other proprietary assets) unless such information may be related or relevant to the purported or claimed federal income tax treatment of the transaction.

         If you agree with the terms of this Agreement, including the Exhibits attached hereto and the other documents referred to herein, please sign below where indicated in your capacity as President and Chief Executive Officer of the Borrower.

                                     FLEET NATIONAL BANK



                                     By:      /s/ ELISE M. RUSSO
                                        ----------------------------------------
                                        Name:  Elise M. Russo
                                        Title: SVP.


Accepted and agreed to:


NATIONAL DENTEX CORPORATION



By:    /s/ RICHARD F. BECKER, JR.
  ------------------------------


  Name:  Richard F. Becker, Jr.
  Title: Treasurer, Vice President and Chief Financial Officer